Exhibit 99.2

NOVALERE FP, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2014 and 2013

NOVALERE FP, INC.

Contents
Page
Financial Statements

Independent auditors' report	1

Balance sheets as of December 31, 2014 and 2013	2

Statements of operations for the years ended December 31, 2014 and 2013	3

Statements of changes in stockholders’ equity for the years ended December 31, 2014 and 2013	4

Statements of cash flows for the years ended December 31, 2014 and 2013	5

Notes to financial statements	6-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Novalere FP, Inc.

We have audited the accompanying balance sheets of Novalere FP, Inc. (the “Company”), as of December 31, 2014 and 2013 and the related statements of operations, changes in stockholders’ deficit and cash flows for each of the years in the two-year period ended December 31, 2014.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Novalere FP, Inc. as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note H to the financial statements, the Company has entered into an agreement and plan of merger subsequent to year end.

/s/ EisnerAmper LLP
March 13, 2015
Iselin, New Jersey

NOVALERE FP, INC.

Balance Sheets

	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$3,488,033	$5,637,877
Prepaid and other current assets	82,222	18,933

Total current assets	3,570,255	5,656,810

Property, equipment and leasehold improvements, net	13,500	9,576

Total assets	$3,583,755	$5,666,386

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$82,836	$99,232
Accrued expenses	106,645	347

Total liabilities	189,481	99,579

Commitments and contingencies

Stockholders' equity:
Common stock	248	260
Paid-in capital	7,613,267	6,740,658
Accumulated deficit	(4,219,241)	(1,174,111)

Total stockholders' equity	3,394,274	5,566,807

Total liabilities and stockholders' equity	$3,583,755	$5,666,386

See notes to financial statements

NOVALERE FP, INC.

Statements of Operations

	Year Ended December 31,
	2014	2013

Net sales	$-	$-

Operating expenses:
Research and development	41,617	120,282
Selling, general and administrative	3,010,855	1,083,378

Total operating expenses	3,052,472	1,203,660

Loss from operations	(3,052,472)	(1,203,660)

Other income and expenses:
Interest income	14,245	29,549
Loss on disposal of fixed assets	(6,903)	-

Total other income and expenses	7,342	29,549

Net loss	$(3,045,130)	$(1,174,111)

See notes to financial statements

NOVALERE FP, INC.

Statements of Changes in Stockholders' Equity

	Common Stock
	Number of Shares	Par Value	Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity

Balance at December 31, 2012	19,520,000	$195	$-	$-	$195

Common stock purchases	6,500,000	65	6,499,935	-	6,500,000

Financing fees for common stock purchases	-	-	(29,535)	-	(29,535)

Stock based compensation expense	-	-	270,258	-	270,258

Net loss	-	-	-	(1,174,111)	(1,174,111)

Balance at December 31, 2013	26,020,000	260	6,740,658	(1,174,111)	5,566,807

Stock based compensation expense	-	-	872,609	-	872,609

Cancellation of unvested restricted shares	(1,171,615)	(12)	-	-	(12)

Net loss	-	-	-	(3,045,130)	(3,045,130)

Balance at December 31, 2014	24,848,385	$248	$7,613,267	$(4,219,241)	$3,394,274

See notes to financial statements

NOVALERE FP, INC.

Statements of Cash Flows

	Year Ended December 31,
	2014	2013

Cash flows from operating activities:
Net loss	$(3,045,130)	$(1,174,111)
Adjustments to reconcile excess of revenues collected over expenses to net cash provided by operating activities:
Loss on disposal of fixed assets	6,903	-
Depreciation and amortization	2,323	1,995
Stock-based compensation	872,609	270,258

(Increase) decrease in:
Prepaid and other current assets	(63,289)	(18,933)
Increase (decrease) in:
Accounts payable	(16,396)	99,232
Accrued expenses and other current liabilities	106,298	542

Net cash used in operating activities	(2,136,682)	(821,017)

Cash flows from investing activities:
Purchases of fixed assets	(13,500)	(11,571)
Proceeds from sale of fixed assets	350	-

Net cash used in investing activities	(13,150)	(11,571)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	6,500,000
Financing fees for common stock purchases	-	(29,535)
Common stock repurchased	(12)	-

Net cash (used in) provided by financing activities	(12)	6,470,465

(Decrease) increase in cash and cash equivalents	(2,149,844)	5,637,877

Cash and cash equivalents at beginning of year	5,637,877	-

Cash and cash equivalents at end of year	$3,488,033	$5,637,877

See notes to financial statements

NOVALERE FP, INC.

Notes to Financial Statements
December 31, 2014 and 2013

Note A - Description of Business and Basis of Presentation

[1]	Description of business:

Novalere FP, Inc. (the “Company”) was incorporated in Delaware on September 27, 2012 and is based in Massachusetts. Novalere is an over-the-counter consumer healthcare company with a focus on discovering, developing and commercializing differentiated nonprescription products that empower consumers to better care for their health. A summary of the Company's accounting policies that affect the more significant elements of the financial statements is stated below.

During 2014, the Company reduced headcount, terminated their operating lease, and disposed of its fixed assets in anticipation of the potential sale of the business, see Note H. The Company estimates that it has sufficient cash through February 2015 to sustain business operations through the potential sale date.

[2]	Basis of presentation:

The Company maintains its accounting records on the accrual basis of accounting and its financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Note B - Summary Of Significant Accounting Policies

[1]	Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions by management that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the year. Actual results could differ from those estimates.

[2]	Cash and cash equivalents:

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts, which, at times, exceed federally insured limits. The Company has not experienced any losses on these accounts.

[3]	Concentration of credit risk:

The Company's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and cash equivalents.  Cash balances are maintained at high credit quality financial institutions and are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to regulatory limits.  At various times throughout the year, the Company's cash balances may exceed the FDIC insurance limit.  The Company has not experienced any losses in such accounts.  Additionally, the Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

[4]	Property and equipment:

Property and equipment is stated at cost.  Depreciation is computed using the straight line method based on estimated useful lives of the related assets. Routine maintenance and repairs are expensed as incurred.

NOVALERE FP, INC.

Notes to Financial Statements
December 31, 2014 and 2013

Note B - Summary Of Significant Accounting Policies  (continued)

[5]	Research and development costs:

Research and development costs are expensed as incurred.

[6]	Income taxes:

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which prescribes an asset and liability method of accounting for income taxes.  Under Topic 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between the financial statement carrying amounts of the existing assets and liabilities and the respective tax basis.

Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled.  The effect on deferred taxes and liabilities of a change in tax rates is recognized in results of operations in the period that the tax rate change occurs.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company applies the elements of FASB ASC 740-10 "Income Taxes - Overall" regarding accounting for uncertainty in income taxes.  This clarifies the accounting for uncertainty in income taxes recognized in financial statements and required impact of a tax position to be recognized in the financial statements if that position is more likely than not of being sustained by the taxing authority.  As of December 31, 2014 the Company did not have any unrecognized tax benefits and has not accrued any interest or penalties through 2014.  The Company does not expect to have any unrecognized tax benefits within the next twelve months.  The Company's policy is to recognize interest and penalties related to tax matters within the income tax provision. Tax years beginning in 2013 (initial year) are generally subject to examination by taxing authorities, although net operating losses from all years are subject to examinations and adjustments for at least three years following the year in which the attributes are used.

[7]	Stock-based compensation:

The Company accounts for stock-based awards in accordance with ASC 718, Compensation - Stock Compensation.

Under Topic 718, share-based awards are valued at fair value on the date of grant and that fair value is recognized over the requisite service period. The Company values its stock options using the Black Scholes option pricing model.

NOVALERE FP, INC.

Notes to Financial Statements
December 31, 2014 and 2013

Note B - Summary Of Significant Accounting Policies  (continued)

[8]	Recent accounting standards:

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-10, Development Stage Entities. This update removes the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thus removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. This includes eliminating the requirements for development stage entities to (1) present inception to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it has been in the development stage. Also, the update included a clarification that Topic 275, Risks and Uncertainties is applicable to entities that have not commenced planned principal operations and removed paragraph 810-10-15-16 that stated that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if the entity demonstrated certain criteria and its governing documents allow additional equity investments. The presentation and disclosure requirements in Topic 915 will no longer be required for the first annual period beginning after December 15, 2014. The revised consolidation standards are effective two years later, in annual periods beginning after December 15, 2016. Early adoption is permitted. Early application is permitted. The adoption of the update has been applied to these financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This update provides guidance in generally accepted accounting principles about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide footnote disclosures. The amendments require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in the applicable standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in the update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

[9]	Subsequent events:

The Company has evaluated events after December 31, 2014, and through March 13, 2015, which is the date the financial statements were available to be issued, and determined that any events or transactions occurring during this period that would require recognition or disclosure are appropriately addressed in these financial statements.

Note C - Property and Equipment

The major classes of property and equipment, at cost, on December 31, 2013 were as follows:

	2014	2013

Computer	-	6,411
Furniture and fixtures	-	5,160
Tooling	13,500	-

	13,500	11,571
Less accumulated depreciation	-	(1,995)

	13,500	9,576

Depreciation and amortization expense for the years ended December 31, 2014 and 2013 was $2,323 and $1,995, respectively.

NOVALERE FP, INC.

Notes to Financial Statements
December 31, 2014 and 2013

Note D - Leases

The Company leased office space under an operating lease expiring March 31, 2016. During 2014, the Company terminated the lease with an effective date of March 31, 2015 and was required to pay three additional months of rent in December 2014. There is no further lease commitment at December 31, 2014.

Total rent expense for the years ended December 31, 2014 and 2013 was $38,947 and $24,129, respectively.

Note E - Stockholders’ Equity

The Company is authorized to issue 45,000,000 shares, all of which are common stock with a par value of $0.00001 per share.

At inception, the Company issued 17,325,000 shares to its founder at par value of $0.00001 per share.

On December 19, 2012, the Company entered into stock purchase and restriction agreements with employees, consultants and advisors to sell and issue shares of the Company’s common stock, $0.00001 par value per share, at a purchase price of $0.00001 per share. Pursuant to the agreement, in the event that the stockholder’s business relationship with the Company terminates, for any reason, the Company has the right to purchase all unvested shares at a purchase price of $0.00001 per share.

The shares purchased through this agreement have various vesting periods ranging from 1 to 4 years. The aggregate number of shares issued as of December 31, 2014 and 2013 was 2,195,000.  The aggregate number of shares vested as of December 31, 2014 and 2013 was 1,023,385 and 270,260, respectively. As of October 31, 2014, the Company cancelled all unvested shares, which totaled 1,171,615 shares.

On January 9, 2013, the Company entered into a stock purchase agreement with its investors to sell and issue 6,500,000 shares of the Company’s common stock, at a purchase price of $1.00 per share. As of December 31, 2014 and 2013, the Company has issued 24,848,385 and 26,020,000 shares, respectively.

For the years ended December 31, 2014 and 2013, the Company recognized stock-based compensation of $753,117 and $270, 258 respectively.

Note F - Stock Option Plan

The Company has issued share-based stock and option awards to employees, non-executive directors and outside consultants under the 2012 Stock Incentive Plan (the “Plan”). The Plan allows for the issuance of up to 2,675,000 shares of the Company’s common stock to be issued in the form of stock options. On April 5, 2013, the Board of Directors approved to amend the Plan, to increase the reserve for issuance under the Plan to 2,975,000, at which point it became the 2013 Stock Incentive Plan (the “Incentive Plan”).

The exercise price for all equity awards issued under the Incentive Plan is based on the fair value of the common stock. The stock options can vest according to a schedule or immediately upon award. The Board of Directors may determine the vesting period for each award under the Incentive Plan. Stock options outstanding are subject to time-based vesting and thus are not performance-based.

The Company estimated fair value of the stock options granted on the date of grant using a Black-Scholes valuation model. The risk-free interest rate assumption used was based upon United States Treasury interest rates appropriate for the expected life of the awards. The expected life was estimated using the simplified method. Expected volatility was based on historical volatility of similar companies. The expected dividend rate is zero as the Company does not currently pay cash dividends on its common stock and do not anticipate doing so in the foreseeable future.

There were no vested shares at December 31, 2013. For the years ended December 31, 2014 and 2013, the Company recognized stock-based compensation of $119,492 and $0, respectively. As of December 31, 2014, there was approximately $66,000 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Plan, none of which is expected to vest in the future.

The Black-Scholes option valuation model was used to estimate the fair value of the options issued.  The following assumptions were used in the valuation:

	2014	2013

Expected volatility	75%	75%
Risk-free rate	2.87%	2.19%
Expected life	7 years	7 years
Dividend rate	0.00%	0.00%

A summary of changes in the 2013 stock option plans for the years ended December 31, 2014 and 2013, is as follows:

	2014		2013
		Weighted		Weighted
	Number of	Average	Number of	Average
	Options	Price	Options	Price

Options outstanding - beginning of year	682,500	$0.70	-	$-
Options granted	66,250	0.71	682,500	0.70
Options exercised	-	-	-	-
Options cancelled and forfeited	(606,250)	0.70	-	-

Options outstanding - end of year	142,500	$0.70	682,500	$0.70

Exercisable at year-end	-	$-	-	$-

In October 2014, the Company terminated the majority of its option awards, and the remaining outstanding options are expected to be cancelled in January 2015.

NOVALERE FP, INC.

Notes to Financial Statements
December 31, 2014 and 2013

Note G - Provision For Income Taxes

The significant components of the Company's deferred tax assets and liabilities at December 31, 2013 are as follows:

	2014	2013

Federal net operating losses	$991,452	$251,202
State net operating losses	133,175	33,742
Amortization	58,558	63,063
Stock options	124,167	(9)
Other	1,858	(9)

Total gross deferred tax assets	1,309,210	347,989
Less valuation allowance	(1,309,210)	(347,989)

Net deferred tax assets	$-	$-

At December 31, 2014, the Company has recorded a full valuation allowance against its net deferred tax assets of approximately 1,309,000.  The change in the valuation allowance during the year ended 2013 was approximately 961,000 and a full valuation allowance has been recorded since, in the judgment of management, these assets are not more likely than not to be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during periods in which those temporary differences and carryforwards become deductible or are utilized.

As of December 31, 2014, the Company has approximately 2,916,000 and 2,712,000 of federal and state net operating loss carryforwards, respectively. The federal and state net operating loss carryforwards begin to expire in 2033.  Pursuant to Section 382 of the Internal Revenue Code of 1986, the annual utilization of a company's net operating loss carryforwards could be limited if the company experiences a change in ownership of more than 50 percentage points within a three-year period. An ownership change occurs with respect to a corporation if it is a loss corporation on a testing date and, immediately after the close of the testing date, the percentage of stock of the corporation owned by one or more five-percent shareholders has increased by more than 50 percentage points over the lowest percentage of stock of such corporation owned by such shareholders at any time during the testing period. The Company does not believe such an ownership change occurred subsequent to the reverse merger transaction.

Deferred tax benefits principally resulting from net operating losses, have been fully offset by a valuation allowance, therefore the effective income tax rate is zero. The Company is responsible for certain minimum state taxes that are included in selling, general and administrative expenses in the accompanying statements of operations.

Note H - Subsequent Events

As of February 4, 2015, the Company has entered into an agreement and plan of merger with another Company.